                                   Exhibit 11

            DELTA COMPUTEC INC. - CALCULATION OF EARNINGS PER SHARE

                                         Three Months Ended            Nine Months Ended
                                              July 31,                     July 31,
                                        1996           1995           1996           1995
                                        ----           ----           ----           ----
Primary

Net Earnings (Loss):
  Continuing Operations               $(277,293)     $(141,030)     $(568,407)        $6,505
  Discontinued Operations              (329,360)      (425,816)      (992,837)      (773,390)
                                    -----------    -----------    -----------    -----------
  Net Earnings(Loss), Combined         (606,653)      (566,846)    (1,561,244)      (766,885)
                                    ===========    ===========    ===========    ===========

Average Common Shares Outstanding     6,811,575      6,811,575      6,811,575      6,811,575
Dilutive Effect of Stock Options           --             --             --             --
                                    -----------    -----------    -----------    -----------
Weighted Average
 Shares Outstanding                   6,811,575      6,811,575      6,811,575      6,811,575
                                    -----------    -----------    -----------    -----------
Earnings (Loss) Per Common and
 Common Equivalent Shares:
  Continuing Operations                   $(.04)         $(.02)         $(.08)          $.00
  Discontinued Operations                  (.05)          (.06)          (.15)          (.11)
                                    -----------    -----------    -----------    -----------
  Combined                                 (.09)          (.08)         $(.23)         $(.11)
                                    ===========    ===========    ===========    ===========
Assuming Full Dilution
Net Earnings (Loss):
  Continuing Operations               $(277,293)     $(141,030)     $(568,407)        $6,505
  Discontinued Operations              (329,360)      (425,816)      (992,837)      (773,390)
                                    -----------    -----------    -----------    -----------
  Net Earnings (Loss), Combined        (606,653)      (566,846)    (1,561,244)      (766,885)
                                    ===========    ===========    ===========    ===========
Weighted Average
 Shares Outstanding                   6,811,575      6,811,575      6,811,575      6,811,575

Additional Dilutive Effect
Of Stock Options                           --             --             --             --
                                    -----------    -----------    -----------    -----------
Weighted Average
 Shares Outstanding                   6,811,575      6,811,575      6,811,575      6,811,575
                                    -----------    -----------    -----------    -----------

Earnings (Loss) Per Common Share
 Assuming Full Dilution:
  Continuing Operations                   $(.04)         $(.02)         $(.08)          $.00
  Discontinued Operations                  (.05)          (.06)          (.15)          (.11)
                                    -----------    -----------    -----------    -----------
  Combined                                 (.09)          (.08)         $(.23)         $(.11)
                                    ===========    ===========    ===========    ===========
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